Exhibit 99.8
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials sales)

Monthly Sales ($ in millions)*#

	2007	2008	2009	2010	2011
January	133.3	132.9	92.5	98.0	104.3
February	111.6	135.4	80.8	97.1	102.2
March	131.2	129.9	85.7	109.1
April	132.7	144.2	83.3	118.8
May	134.5	141.6	80.5	114.4
June	132.6	138.9	91.8	123.3
July	127.5	151.6	89.3	113.1
August	152.8	131.3	80.3	111.7
September	157.8	144.2	98.1	128.5
October	137.3	139.7	99.1	117.3
November	132.8	105.7	93.2	121.5
December	101.0	78.5	79.0	86.7

12 Month Rolling Average ($ in millions)*#

	2007	2008	2009	2010	2011
January	121.9	132.1	127.8	88.3	112.2
February	121.5	134.0	123.2	89.6	112.6
March	122.4	133.9	119.6	91.6
April	123.8	134.9	114.5	94.5
May	124.6	135.5	109.4	97.4
June	125.0	136.0	105.5	100.0
July	125.8	138.0	100.3	102.0
August	128.0	136.2	96.0	104.6
September	131.7	135.1	92.2	107.1
October	132.1	135.3	88.8	108.6
November	132.9	133.0	87.8	111.0
December	132.1	131.1	87.8	111.6

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

#NOTE:  On November 30, 2010, the Castings Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.